                                                                    Exhibit 25.6

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    Under the Trust Indenture Act of 1939 of
                   a Corporation Designated to Act as Trustee

                               ----------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                 A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                               ----------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

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               New York                             13-4994650
       (State of incorporation                   (I.R.S. employer
       if not a national bank)                 identification No.)

           270 Park Avenue                            10017
          New York, New York                        (Zip Code)
   (Address of principal executive
               offices)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

                               ----------------

                              MRM Capital Trust II
              (Exact name of obligor as specified in its charter)

                               ----------------

               Delaware                           (Applied for)
     (State or other jurisdiction                (I.R.S. employer
  of incorporation or organization)            identification No.)

     One Logan Square, Suite 1500               John Kessock, Jr.
        Philadelphia, PA 19103         c/o Commonwealth Risk Services, L.P.
            (215) 963-1600                 One Logan Square, Suite 1500
    (Address, including zip code,             Philadelphia, PA 19103
        and telephone number,                     (215) 963-1600
         including area code,              (Name, address and telephone
   of principal executive offices)         number of agent for service)

                               ----------------

                              Preferred Securities
                      (Title of the indenture securities)

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

                                    GENERAL

Item 1. General Information.

   Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

    New York State Banking Department, State House, Albany, New York 12110.

    Board of Governors of the Federal Reserve System, Washington, D.C.,
       20551

    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street,
       New York, N.Y.

    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

  (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the Obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

Item 16. List of Exhibits.

   List below all exhibits filed as a part of this Statement of Eligibility.

   1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

   2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

   3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

   4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

   5. Not applicable.

   6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

   7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   8. Not applicable.

   9. Not applicable.


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                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th day of April, 2000.

                                          The Chase Manhattan Bank

                                                  /s/ Kathleen Perry
                                          By___________________________________
                                                      Kathleen Perry
                                                      Vice President

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

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the
                              Federal Reserve Act.

                    Dollar Amounts
      ASSETS         in Millions
      ------        --------------
Cash and balances
 due from
 depository
 institutions:
  Noninterest-
   bearing balances
   and currency and
   coin............    $ 13,271
  Interest-bearing
   balances........      30,165
Securities:
  Held to maturity
   securities......         724
  Available for
   sale securities.      54,770
  Federal funds
   sold and
   securities
   purchased under
   agreements to
   resell..........      26,694
  Loans and lease
   financing
   receivables:
  Loans and leases,
   net of unearned
   income..........    $132,814
  Less: Allowance
   for loan and
   lease losses....       2,254
  Less: Allocated
   transfer risk
   reserve.........           0
                       --------
Loans and leases,
 net of unearned
 income, allowance,
 and reserve.......     130,560
Trading Assets.....      53,619
Premises and fixed
 assets (including
 capitalized
 leases)...........       3,359
Other real estate
 owned.............          29
Investments in
 unconsolidated
 subsidiaries and
 associated
 companies.........         186
Customers'
 liability to this
 bank on
 acceptances
 outstanding.......         608
Intangible assets..       3,659
Other assets.......      14,554
                       --------
    Total assets...    $332,198
                       ========

                    Dollar Amounts
    LIABILITIES      in Millions
    -----------     --------------
Deposits
  In domestic
   offices.........    $102,421
  Noninterest-
   bearing ........    $ 41,580
  Interest-bearing
   ................      60,841
  In foreign
   offices, Edge
   and Agreement
   subsidiaries and
   IBF's...........     108,233
Noninterest-bearing
 ..................    $  6,061
Interest-bearing ..     102,172
Federal funds
 purchased and
 securities sold
 under agreements
 to repurchase.....      47,425
Demand notes issued
 to the U.S.
 Treasury..........         100
Trading
 liabilities.......      33,626
Other borrowed
 money (includes
 mortgage
 indebtedness and
 obligations under
 capitalized
 leases):
With a remaining
 maturity of one
 year or less......       3,964
With a remaining
 maturity of more
 than one year
 through three
 years.............          14
With a remaining
 maturity of more
 than three years..          99
Bank's liability on
 acceptances
 executed and
 outstanding.......         608
Subordinated notes
 and debentures....       5,430
Other liabilities..      11,886
    Total
     liabilities...    $313,806
  EQUITY CAPITAL
  --------------
Perpetual preferred
 stock and related
 surplus...........    $      0
Common stock.......       1,211
Surplus (exclude
 all surplus
 related to
 preferred stock)..      11,066
Undivided profits
 and capital
 reserves..........       7,376
Net unrealized
 holding gains
 (losses) on
 available-for-sale
 securities .......      (1,277)
Accumulated net
 gains (losses) on
 cash flow hedges..           0
Cumulative foreign
 currency
 translation
 adjustments.......          16
                       --------
    Total equity
     capital.......      18,392
                       --------
    Total
     liabilities
     and equity
     capital.......    $332,198
                       ========


   I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          Joseph L. Sclafani

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                       WILLIAM B. HARRISON, JR. DIRECTORS
                       HELENE L. KAPLAN
                       HENRY B. SCHACHT

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